SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                  FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



                                June 23, 2001
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                      (Date of earliest event reported)



                          Pittsburgh Financial Corp.
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           (Exact name of registrant as specified in its charter)


 Pennsylvania                       0-27522               25-1772349
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(State or other jurisdiction      (Commission           (IRS Employer
   of incorporation)              File Number)        Identification No.)


1001 Village Run Road, Wexford, Pennsylvania                     15090
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(Address of principal executive offices)                       (Zip Code)


                                (724) 933-4509
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              (Registrant's telephone number, including area code)



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         (Former name or former address, if changed since last report)






ITEM 5.  OTHER EVENTS

     Pittsburgh Financial Corp. (the "Company") is the sole stockholder of Pittsburgh Savings Bank (dba BankPittsburgh) (the "Bank"). As a Pennsylvania-chartered savings bank the deposits of which are insured by the Federal Deposit Insurance Corporation ("FDIC"), the Bank is subject to the supervision, examination and regulation of the Pennsylvania Department of Banking (the "Department") and the FDIC. As previously reported, on July 11, 2000, the Bank's Board of Directors entered into a Memorandum of Understanding ("MOU") with the Department and the FDIC that required the Bank to initiate various procedures to improve its funds management and interest rate risk management practices. Based on a joint examination of the Bank, the Department and the FDIC rescinded the MOU on June 23, 2001.

      The Company, as a registered bank holding company, is subject to examination and regulation by the Board of Governors of the Federal Reserve System. As previously reported, on August 24, 2000, the Company's Board of Directors entered into a MOU with the Federal Reserve Bank of Cleveland ("FRB") that provided that the Company would provide the FRB with prior notification or receive prior written approval of the FRB before taking certain actions. On September 4, 2001, the FRB notified the Company that based on its latest examination of the Company the MOU is being removed.












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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PITTSBURGH FINANCIAL CORP.


Date: September 10, 2001              By:    /s/ J. Ardie Dillen
                                             --------------------------------
                                             J. Ardie Dillen
                                             Chairman of the Board, President
                                               and Chief Executive Officer

















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